UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 19, 2010

Clear Skies Solar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53105	30-0401535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Country Road, Suite 610 Mineola, NY	11501-4241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 282-7652

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 19, 2010, the board of directors of Clear Skies Solar, Inc. (the “Company”) authorized the creation of Series B Preferred Stock (the “Series B Stock”) and the Company filed the related certificate of designations (the “Certificate”) with the Secretary of State of Delaware. The Series B Stock consists of 1,265,000 shares and has the following rights and preferences:

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no voting rights (except as required by law);

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no liquidation preference – treated the same as the Common Stock on an as converted basis;

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receive no dividends; and

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each share of Series B Stock is convertible at the option of the holder into 10 shares of Common Stock, subject to certain adjustments.

The shares of Series B Stock were issued to the following persons in the amounts set forth below as a bonus for services rendered to the Company:

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Ezra Green, Chairman and CEO – 1,200,000 shares

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Joshua Goldworm, Vice President – 30,000 shares

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Arthur Goldberg, Vice President and CFO – 25,000 shares

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Thomas Oliveri, President and COO – 10,000 shares

The securities described above are being issued in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

Description

3.1

Certificate of Designation for the Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 25, 2010

Clear Skies Solar, Inc.

By: /s/ Arthur L. Goldberg

Arthur L. Goldberg

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

3.1

Certificate of Designation for the Series B Convertible Preferred Stock

4